EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-226207, 333-218187, 333-147149, 333-168800, 333-200375, and 333-202027), and Forms S-3 (Nos. 333-225448, 333‑180290, 333-202024, 333-207896, 333-259612 and 333-260615) of our report dated March 31, 2022 included in this Annual Report on Form 10-K of Remark Holdings, Inc. (the “Company”) relating to the consolidated balance sheets of the Company as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (which report expresses an unqualified opinion and contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern), for the Company as of December 31, 2021 and 2020.

/s/ Weinberg & Company

Weinberg & Company, P.A.
Los Angeles, CA
March 31, 2022